Exhibit 10.4

No.: 0121100010-2024 (Xinchang) Zi No.00234

Working capital loan contract

(Version, 2021)

Special note: This contract is concluded by the borrower and the borrower on the basis of equality and voluntary negotiation. All the terms of the contract are true expressions of the intention of both parties. In order to safeguard the legitimate rights and interests of the borrower, the lender hereby requests the borrower to the rights and obligations of both parties concerned

All the provisions, especially in the bold part, give full attention.

Contract serial number: 202403220121100097655501, the second copy, a total of 2 copies

Lender: Industrial and Commercial Bank of China Limited Xinchang Sub-branch

Person in charge: Chen Jin Contact person: Zhang Yi

Address (Address): No.159, Gushan Middle Road, Xinchang County: 312500

Tel.: 86222812 Fax: / _ Email:

Borrower: Zhejiang Zhongchai Machinery Co., LTD

Legal representative: He Mengxing Contact person: Mobile phone Number:

Address (Address): No.1, Meixi Road, Meizhu Town, Xinchang County, Zhejiang Province, Zip code: 312500

Tel.: Fax: E-mail:

[The borrower is requested to fill in the above information accurately and completely to ensure the timely delivery of subsequent relevant notices and legal documents]

The borrower and the lender shall, through equal consultation, reach an agreement on the loan issue from the lender to the borrower and hereby enter into this contract.

Part one The basic agreement

Article 1 Purpose of the loan

The loan under this contract is used for the following purposes. Without the written consent of the lender, the borrower shall not use the loan for other purposes

The payer has the right to supervise the use of the money.

Loan purpose: business turnover

Article 2 Amount and term of the loan

2.1 The currency of the loan under this contract is RMB and the amount is 20,000,000 (in words: Twenty million) (large If the lower case is inconsistent, the capital case shall prevail).

2.2 The loan term of this contract is 2024.3.25-2025.3.25 , From the date of the first withdrawal under this Contract.

2.3 For each withdrawal, the withdrawal date is the date when the loan funds are actually transferred into the loan account, and the maturity date is the repayment date recorded in the IOU (for repayment in installments, the maturity date shall be executed according to this contract or the repayment plan otherwise agreed upon by the parties), and any

The repayment date of a sum withdrawal shall not exceed the loan term of this contract.

Article 3 Interest rates, interest and expenses

3.1 [Determination method of RMB borrowing interest rate]

The RMB borrowing interest rate is determined in the following ways:

The interest rate of each loan is determined by the pricing benchmark plus the floating points, in which the pricing benchmark is the effective date of each loan contract (mention Payment date / effective date of contract) (the first interest rate determination date) before the working day announced by the National Interbank Lending Center 1 year designated time (1 year / 5 years above) Loan market quoted interest rate (LPR), floating points For Less (plus / minus) 55 basis points (one basis point is 0.01%, the same below). The point spread over the loan term remains unchanged. For separate withdrawal, the interest rate of each withdrawal is calculated separately. If the National Interbank Lending Center does not announce the quoted interest rate of the loan market for the corresponding term within the working day before the interest rate determination, the quoted interest rate of the national interbank lending Center on the previous working day shall prevail, in this case push. After the first rate determination, the borrowing rate shall be withdrawn at the time to be adjusted in A (A / B) manner:

A. Take 12 (1 / 3 / 6 / 12) months as the first phase, phase one adjustment, interest in sections. On the corresponding date after the expiration of the first period of the date of the interest rate, the lender shall adjust the loan rate according to the quoted interest rate and floating points of the loan term published by the National Interbank Lending Center on the previous working day. In case of adjustment month

If there is no date corresponding to the first interest rate determination date, the last day of the month is the corresponding date.

B. No adjustment shall be made during the entire loan term.

3.2 [Determination of foreign currency borrowing rate]

The interest rate of foreign currency borrowing is determined in section L (1 / 2 / 3) below:

(1) Fixed interest rate, the annual interest rate is L%, and the interest rate remains unchanged during the term of the contract.

(2) Term interest rate, the interest rate of each loan is determined by the pricing benchmark plus the spread, in which the pricing benchmark is each loan (Withdrawal date / effective date of the contract) (the first interest rate determination date) The applicable term variety shall be (week / month / year)

At L (SOFR term rate / SONIA term rate / EURIBOR term rate / TORF term rate, etc.), the spread is (plus / minus) basis point (one basis point is 0.01%). The point spread over the loan term remains unchanged. For separate withdrawal, the interest rate of each withdrawal is calculated separately.

After the first rate determination, whether it has been drawn by that time, press No. / (A / B / C) below Adjust the borrowing rate and calculate interest in sections:

A. Take (1 / 3 / 6 / 12) months as the first phase, one phase and one adjustment. For the interest rate determination date of the second and subsequent periods and the corresponding date after the first interest rate determination date, the borrowing rate shall be conducted according to the applicable pricing benchmark and interest rate spread of that date adjust. If there is no date for the adjustment month, the last day of the month is the corresponding date.

B. The first day of each interest period (i. e. the day after the end of the previous interest period) shall be the date of interest rate determination, from that date The borrowing rate is adjusted according to the applicable pricing benchmark and spread used on the date.

C. Will not be adjusted during the entire loan term.

The aforementioned interest rate determination date shall determine the pricing benchmark to be applied in accordance with the relevant rules of Article 1.1 of Part II.

(3) A floating overnight rate, the borrowing rate on each interest day during the interest period (each natural day after the withdrawal date)

The applicable overnight financing rate (SOFR / SONIA / STR / SARON or TONA, etc.) shall be the pricing base Quasi / / (plus / minus) / The basis point spread is determined, and the spread remains unchanged during the borrowing period. The subsequent lender shall determine the interest rate on the interest date based on the applicable pricing benchmark and the aforementioned spread. The first interest rate determination date is the withdrawal date of each loan, followed by Interest rate determination date Each interest rate date after the first rate date. Calculate by using (single interest / single interest compound interest combination) cost of money.

The aforementioned interest rate determination date shall determine the pricing benchmark to be applied in accordance with the relevant rules of Article 1.1 of Part II.

3.3 The loan hereunder shall be calculated on a daily basis from the actual withdrawal date and settled on a monthly (monthly / quarterly / half-year) basis. When the loan is due, the remaining outstanding interest will be settled together with the principal. The borrowing borrowed are British pound, Australian dollar, Canadian dollar, Singapore dollar or Hong Kong dollar

Time, daily interest rate = annual interest rate / 365; daily interest rate / 360.

3.4 If the currency of the loan is RMB, the overdue penalty interest rate under this contract shall be added by 50 on the basis of the original loan interest rate % Confirmation; if the borrowing currency is foreign currency, the overdue penalty interest rate under this contract shall be determined by additional basis points based on the original borrowing interest rate (10.01%). The misappropriated borrowing penalty interest rate shall be determined by adding 100% on the basis of the original borrowing interest rate.

3.5 In addition to interest, the borrower shall also pay the commitment fee to the lender for the borrower has not withdrawn. The commitment fee shall be the difference between the amount of the loan agreed in Article 2 and the amount paid by the borrower (the average daily balance within the billing period) and the L% of the annual fee Rate, paid as per L (1 / 2) below:

(1) Pay to the lender in a lump sum on the expiration date of the billing cycle.

(2) After this Contract comes into force, the payment shall be paid to the lender on 20 days of each L (month / quarter / half year) until billing Period expiration date.

If the loan under this Contract is recyclable, the billing period refers to the term of the revolving loan amount; if the loan under this Contract is not recyclable, the billing period refers to the period between the withdrawal date of the last loan limit.

If the commitment fee is paid in different installments, if the borrower fails to pay the commitment fee on time, the lender has the right to stop issuing the loan or part or Cancel the borrower.

Article 4 withdrawal (not applicable)

4.1 The Borrower shall draw the following 1 (1 / 2 / 3):

(1) Clear up the loan in a lump sum before April 25,2024;

(2) One or more loan from the effective date of this Contract to the date of;

(3) Draw the installment according to the following time. If the borrower changes the withdrawal time or amount according to the progress of the payment, it shall get a loan

The payer agrees that the Borrower shall clear the loan at the latest.

Drawing time	Withdrawal amount
L	L
L	L
L	L

4.2 If the borrower fails to draw the money as agreed, the lender shall have the right to cancel partially or all the loan not drawn by the borrower.

Article 5. Repayment

5.1 The Borrower shall repay the loan hereunder in 1 (1 / 2) of the following ways:

(1) The loan shall be repaid in a lump sum when maturity.

(2) The ment according to the following repayment plan (if the content is more, another page can be attached). Clause 3.2 (3)

Type of floating overnight interest rate determines interest rate, cannot use equal amount principal and interest repayment method to repay principal and interest.

Plan repayment time	Plan repayment amount
L	L
L	L

5.2 If the loan under this contract falls under the following circumstances, the borrower shall repay the loan immediately after the corresponding funds are in place, as follows

If this results in prepayment, the borrower does not need to pay liquidated penalty for prepayment:

/

5.3 In addition to the circumstances stipulated in 5.2, the borrower shall pay the lender liquidated damages in advance. The liquidated damages shall be calculated according to the following standards: the remaining repayment amount of repayment (months) ‰., The number of remaining borrowing months Less than a month, it shall be counted as one month.

Article 6 Special Provisions on revolving loan (selective terms, not in this article fit With (applicable / not applicable))

6.1 The loan under this Contract can be recycled. The loan amount mentioned in Article 2 and the loan term of this Contract shall be the use term of the revolving loan amount and the revolving loan amount, and the use term of the revolving loan amount shall be calculated from the effective date of this Contract calculate.

6.2 RMB circular borrowing rate using pricing benchmark and floating points, including pricing benchmark refers to a working day before the national interbank lending center released related maturity varieties of loan market offer interest rate (LPR), each loan according to the loan term against the table below determine the corresponding maturity of loan market offer rate (LPR) and add and subtract the floating points, Plus and minus points are in basis points. Specifically:

Scope of loan term	The corresponding loan market Offered interest rate (LPR) term variety	Add or subtract points
L	L	L
L	L	L
L	L	L
L	L	L

If the National Interbank Lending Center does not announce the loan market quotation rate of the corresponding term in the working day before the withdrawal, then Based to the loan market quoted rate announced by the National Interbank Lending Center on the previous working day, and so on.

6.3 If the loan under this Contract can be recycled, if the borrower fails to make the loan for two consecutive months from the date of signing this Contract For any withdrawal, the lender has the right to cancel the revolving loan amount.

Article 7. Guarantee

If the loan guarantee under this contract is the maximum amount guarantee, the corresponding maximum amount guarantee contract is L (1 / 2 / 3, multiple options):

(1) The Maximum Amount Guarantee Contract (No.:)

bail: /

(2) The Maximum Amount Mortgage Contract (No.:)

mortgagor: /

(3) Maximum Amount Pledge Contract (No.:)

Pledge: L

Article 8 Financial agreement (selective terms, this article does not apply (applicable / not applicable))

During the term of this Contract, the Borrower shall observe the following financial indicators:

L

Article 9 Dispute Settlement

The dispute settlement under this Contract shall be 2 (1 / 2):

(1) Submit the dispute to the Arbitration Commission of L, in accordance with the arbitration rules in force at the time of submitting the arbitration application,

Arbitration at L (place of arbitration). The arbitral award shall be final and binding on both parties.

(2) Settlement shall be settled in the court where the lender is located.

Article 10. Other

10.1 This Contract is made in duplicate, with the borrower, the lender each holding one copy and each copy having the same legal effect.

10.2 The following annexes and other annexes jointly confirmed by both parties shall constitute an integral part of this Contract and shall be combined herewith Have the same legal effect:

Attachment 1: Withdrawal Notice (format)

Annex 2: Entrusted Payment Agreement

Annex 3: L

Article 11

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Part Two Specific terms

Article 1: Interest Rate and interest

1.1 borrowing currency for foreign currency and choose term rate or floating overnight interest rate pricing, interest rate date (T, if the interest rate date is not a working day, then the most recent working days as the T day) should be applicable pricing benchmark for road fu or bloomberg financial telecommunications terminal page shown in the contract of the corresponding T-N working days of interest rate. If the interest rate pricing benchmark is negative, press zero execution. The above working days refer to the local workers of the benchmark management of the loan currency For the day. For applicable term rate, N value is 2; for applicable floating overnight rate, N rate is 5.

For the avoidance of doubt, the SOFR term rate agreed herein this Contract means the SOFR term rate issued by the Chicago Mercantile Exchange (CME) determined by the Alternative Rate Commission (ARRC); the SONIA term rate agreed herein this Contract means (Refinitiv) The published SONIA maturity interest rate.

If there is a major change in the pricing benchmark, follow the market rules in effect at that time. If the lender then requires the borrower to do If a supplementary agreement is signed on relevant matters, the borrower shall cooperate.

1.2 If the loan under this contract adopts floating interest rate, the interest rate adjustment rules after the loan shall still be implemented in the original way.

1.3 Pay the loan monthly on the 20th day of each month; pay the loan quarterly on the 20th day of the end of each quarter

For six months, the settlement date is on June 20 and December 20 of each year.

1.4 The first interest period is from the date of the borrower to the first settlement date; the last interest period is from the day after the end of the previous interest period to the final repayment date; the remaining interest period is from the day after the end of the previous interest period The next settlement date.

1.5 Loan interest = loan principal x daily interest rate x actual days of use.

If the interest rate is determined by the method of Article 3.2 (3) of the Contract, and the loan interest is calculated by single compound combination, the interest is the applicable interest rate on the date of the base date; the interest is the same as the previous working day, but if the loan principal changes, the interest shall be adjusted accordingly according to the aforementioned formula. The interest is calculated on the spread in a single interest manner. The working days mentioned in this article refer to the pricing base of the borrowing currency

Local working days of the quasi-management organization.

If the repayment method of equal principal and interest is adopted, the calculation formula of principal and interest should be repaid is as follows:

Total principal and interest of each period = loan principal < term interest rate <×1+ term interest rate) Number of repayment periods/(1+ term interest rate) number of repayment periods -1

1.6 If the People’s Bank of China adjusts the method of determining the loan interest rate and applies to the loan under this Contract, the medium shall be medium The relevant provisions of the People’s Bank of the State shall be handled, and the lender shall not notify the borrower separately.

1.7 The loan interest rate shall be determined at the time of signing this contract in accordance with the loan market quotation interest published by the National Inter-bank Lending Center

Where the rate (LPR) is reduced by a certain basis point, the lender has the right to re-evaluate the preferred interest rate given to the borrower annually.

Home policy, borrower’s credit status and changes in loan guarantee, and decide entirely or partially to cancel the benefits granted to the borrower Rate concessions, and timely notify the borrower.

1.8 If otherwise, the borrowing rate in this contract shall be the annualized interest rate calculated by the single interest method.

Article 2 Payment and payment of loans

2.1 The Borrower must meet the following preconditions for withdrawing the loan, otherwise the Lender shall not be obliged to issue any to the Borrower

Payment, except where the Lender agrees to advance the lending of money:

(1) In addition to the credit loan, the borrower has provided the corresponding guarantee as required by the lender and the relevant guarantee hand has been completed continuous;

(2) No breach of the contract under this Contract or under any other contracts signed by the Borrower and the Lender occurs;

(3) The proof materials of the purpose of the loan provided are consistent with the agreed purpose;

(4) Submit other information required by the Lender.

2.2 The written documents provided by the borrower to the lender during the withdrawal shall be the original; if the original documents cannot be provided, the lender shall be obtained

A photocopy affixed with the official seal of the borrower may be provided after consent.

2.3 The borrower shall submit the withdrawal notice to the lender at least 5 working days in advance. Once the withdrawal notice is submitted, it shall not be revoked without the written consent of the lender. The Borrower shall affix the Borrower’s official seal or special financial seal on the IOU according to the reserved account seal of the loan account designated by the withdrawal notice. The borrower hereby confirms and reserves a seal

Where the official seal and special financial seal are included at the same time, one or more seals are affixed on the IOU, which shall be valid ious.

2.4 If the lender approves the withdrawal of the borrower, the lender shall transfer the loan to the designated borrower account, which shall be regarded as the loan

The person has made the loan to the borrower in accordance herein.

2.5 In accordance with the relevant regulatory regulations and the management requirements of the lender, if the loan exceeds a certain amount or meets other conditions, the loan payment shall be entrusted by the lender, and the lender shall pay the loan to the payment object conforming to the purpose agreed herein according to the withdrawal application and payment entrustment of the borrower. Therefore, the Borrower and the Lender shall sign a separate entrusted payment agreement as an attachment to this contract

And to open or designate a special account with the lender to handle the entrusted payment matters.

Article 3: Repayment

3.1 The Borrower shall repay the loan principal, interest and other payables in full and on time as agreed herein. On the repayment day and one working day before the repayment date of each interest settlement, the borrower shall deposit the full amount in the repayment account opened at the lender, and the interest, principal and other amounts payable, the lender shall have the right to voluntarily transfer on the repayment date or interest settlement date, or require the borrower to cooperate in handling the relevant transfer procedures. If the amount in the repayment account is insufficient to pay the full amount due by the borrower, the loan

The person has the right to decide the order of repayment.

If the repayment account is reported lost, frozen, stopped payment, cancelled, or the borrower needs to change the repayment account, the borrower shall arrive

The lender handles the change of the repayment account. Before the change procedure takes effect, if the original repayment account can no longer be fully transferred, the borrower shall go to the lender for counter repayment. The borrower fails to go through the procedures for changing the repayment account in time or fails to arrive at the lender’s counter in time

If repayment results in failure to repay the principal, interest and other expenses of the loan due in full on time, the borrower shall be liable for breach of contract.

3.2 If the borrower applies for repayment of all or part of the loan in advance, it shall submit the application to the lender 10 working days in advance

The written application shall obtain the consent of the lender and pay the lender liquidated damages for repayment in advance in accordance with the standards agreed herein.

3.3 If the lender agrees to repay the loan in advance, the borrower shall pay the principal of the loan until the prepayment date, and the principal, interest and other amounts payable herein. The interest is calculated in a single interest compound interest combination. If the borrower fails to pay the above interest during the prepayment, the outstanding interest will be as part in Part II

Article 1.5. The amount of interest shall continue to be calculated until the interest is paid in full.

3.4 The lender has the right to recover the loan in advance according to the fund withdrawal of the borrower.

3.5 The actual loan term is shortened due to the borrower’s repayment in advance or the lender recovering the loan in advance according to the provisions herein

The corresponding interest rate shall not be adjusted, and the original borrowing interest rate shall still be implemented.

Article 4 Circular loan

If the loan under this contract can be recycled, the sum of the loan balance of the borrower at any point of the loan shall not exceed the revolving loan amount, and the revolving loan amount shall be gradually reduced with the repayment arrangement (in Article 5 of Part I

The repayment amount corresponding to the agreed situation is the revolving loan amount that should be deducted at that time).

Article 5 Guarantee

5.1 In addition to credit borrowing, the Borrower shall provide the lender for the performance of its obligations under the Contract Guarantee of effect. The guarantee contract shall be signed separately.

5.2 The collateral under this Contract is damaged, devalued, property right dispute, sealed up or detained, or the guarantor violates the provisions of the guarantee contract, or the financial situation of the guarantor has adverse changes or other unfavorable creditor’s rights against the lender

Change, the Borrower shall promptly notify the Lender and provide other guarantees recognized by the Lender.

5.3 The Lender shall have the right to reevaluate the value of the collateral and the guarantee ability of the guarantor regularly or irregularly. If the evaluation considers that the value of the collateral decreases or the guarantee ability of the guarantor decreases, the Borrower shall provide additional value and value reduction or guarantee ability To reduce part of the equivalent guarantee, or to provide other guarantees recognized by the lender.

5.4 If the loan under this Contract is pledged by accounts receivable, during the term of this Contract, the lender shall have the right to have the loan to mature in advance and require the borrower to immediately repay part or all of the principal and interest of the loan, or add the lender Approved legal, valid and full guarantee:

(1) The bad debt rate of accounts receivable paid by the pleddgor to the payer has increased for two consecutive months;

(2) Accounts receivable receivable by the pledgor accounts for the balance of accounts receivable to the payer More than 5%;

(3) Trade disputes between the Pledgor and the payer or other third parties (including but not limited to quality, technology,Service disputes) or debt disputes, resulting in accounts receivable may not be due on time.

Article 6 Account management

6.1 The Borrower shall designate a special fund withdrawal account at the Lender for collecting the corresponding sales revenue or planned repayment fund. If the corresponding sales revenue is settled in a non-cash form, the borrower shall ensure that the funds are transferred into the collection account in time after receiving the funds one-panelled door.

6.2 The lender shall have the right to supervise the fund withdrawal account, including but not limited to understanding and supervising the fund income and expenditure of the account, and the borrower shall cooperate. If required by the lender, the borrower shall sign a special account with the lender

Regulatory agreement.

Article 7: Statements and warranties

The Borrower makes the following representations and warranty to the Lender throughout the term of this Contract:

7.1 It shall have the subject qualification of the borrower according to law, and shall have the qualification and ability to sign and perform this Contract.

7.2 This contract has obtained all necessary authorization or approval, and the signing and performance of this contract shall not violate the articles of association of the company And the provisions of the relevant laws and regulations, and the other obligations under the contract are not in conflict.

7.3 Operating in accordance with the law, with good credit status, other debts payable have been paid on schedule, and no malicious default of bank loans Principal and interest behavior.

7.4 It has a sound organizational structure and financial management system, and no major occurred in the process of production and operation in the latest year Violation of rules and discipline, the current senior management personnel do not have any major bad record.

7.5 All the documents and materials provided to the Lender are true, accurate, complete and valid, and there is no false recording List, material omissions, or misleading statements.

7.6 The financial and accounting reports provided to the Lender are prepared in accordance with Chinese accounting standards, which truly, fairly and completely reflect the operating conditions and liabilities of the borrower, and the financial affairs of the borrower since the end of the latest financial and accounting reports There were no material adverse changes in the situation.

7.7 Failure to conceal the litigation, arbitration or claim involved from the Lender. There is no ongoing potential for affecting the borrowing Litigation, arbitration, other administrative procedures or claims of the payer in signing or performance of this Contract and paying the debts under this Contract.

7.8 Failing to conceal from the Lender any occurrence or ongoing occurrence that may affect its financial position and solvency item.

Article 8. Commitment made by the Borrower

8.1 The loan shall be withdrawn and used according to the term and purpose agreed herein, and the loan shall not be used for fixed assets and equity Such investment shall not flow into the securities market and futures market in any form or for other purposes prohibited or restricted by relevant laws and regulations.

8.2 Pay off the loan principal, interest and other payables in accordance with the contract.

8.3 Accept and actively cooperate with the lender by means of account analysis, voucher inspection, on-site investigation, etc

To inspect and supervise the use of the borrowed funds, and report the use of the borrowed funds regularly according to the requirements of the lender.

8.4 Accept the credit inspection of the lender, provide the balance sheet, profit and loss statement and other financial and accounting materials reflecting the solvency of the borrower according to the requirements of the lender, and actively assist and cooperate with the lender in the adjustment of its production, operation and financial situation Check, understand, and supervise.

8.5 If the outstanding principal and interest of the loan and other payable amounts are due (including it is declared to be due immediately), No dividends and dividends in any form.

8.6 Loans shall be obtained in advance for merger, division, capital reduction, equity change, equity pledge, transfer of material assets and claims, major outbound investment, substantial increase in debt financing and other actions that may have adverse effects on the rights and interests of the lender It may be made only with the written consent or with respect to the realization of the claims of the Lender.

8.7 Timely notify the Lender of any of the following circumstances:

(1) Change of the articles of association, business scope, registered capital and legal representative;

(2) closure, dissolution, liquidation, suspension of business for rectification, revocation of business license, revocation or application for (applied for) bankruptcy; (3) involving or may involve major economic disputes, litigation, arbitration, or property is sealed up, detained or supervised according to law;

(4) Shareholders, directors and current senior management personnel are suspected of major cases or economic disputes.

8.8 Timely, comprehensively and accurately disclose related party relations and related party transactions to the lender.

8.9 Timely sign for all kinds of notices sent or otherwise delivered by the Lender.

8.10 Do not dispose of its own assets by reducing its solvency; providing security to a third party does not damage the rights of the lender benefit.

8.11 If the loan under this Contract is issued by credit, the external guarantee situation shall be submitted to the lender completely, truthfully and accurately and regularly, and the account supervision agreement shall be signed according to the requirements of the lender. External guarantee may affect it in this contract The performance of the obligations hereunder shall be subject to the written consent of the lender.

8.12 The expenses incurred by the Lender to realize the claims hereunder, including but not limited to attorney’s fees and auction fees class.

8.13 The order of repayment of the debts hereunder shall have priority over the debts of the Borrower to its shareholders and otherwise to the Borrower Similar debt of creditors are at least in equal status.

8.14 The borrower’s repayment funds (including but not limited to the funds obtained by the lender through withholding and disposal of collateral, etc.)

If it is sufficient to repay all its debts to the Lender under this contract and other contracts, the lender shall have the right to determine the order of repayment.

8.15 Strengthen the environmental and social risk management, and accept the supervision and inspection of the lender. If the lender requests it, lend to it The payer shall submit an environmental and social risk report.

Article 9. Commitment of the Lender

9.1 Loan shall be issued to the borrower as agreed herein.

The non-public information and information provided by the borrower shall be kept confidential, provided as otherwise stipulated by laws and regulations and otherwise stipulated in this contract

Article 10. Breach of contract

10.1 Any of the following circumstances shall constitute a default of the borrower:

(1) The borrower fails to repay the principal and interest of the loan and other amounts payable as agreed, or fails to perform this contract Any other obligation, or breach of representations, warranties or commitments under this Contract;

(2) If the guarantee under this contract is not conducive to the creditor’s right of the lender, or the guarantor violates the provisions of the guarantee contract, The borrower fails to provide other guarantees recognized by the lender;

(3) Any other debt of the Borrower fails to pay off after maturity (including the declared early maturity), or fails to be performed or The breach of its obligations under other agreements has already affected, or may affect, the performance of its obligations under this Contract;

(4) The borrower’s financial profitability, solvency, operating capacity, cash flow and other indicators break through the agreed standards, Or a deterioration that has caused, or may affect, the performance of its obligations under this Contract;

(5) Significant adverse changes in the borrower’s equity structure, production and operation, and overseas investment have occurred, either in or or may affect them Performance of its obligations under this Contract;

(6) The borrower is involved in or may be involved in major economic disputes, litigation, arbitration, or the assets are sealed up, detained or enforced, or is investigated or investigated by judicial or administrative organs or takes punitive measures according to law, or for violating the relevant national regulations The decision or policy is exposed by the media, which has already affected or may affect the performance of its obligations under this Contract;

(7) Abnormal change, disappearance of the main investors and key managers of the borrower or being investigated by judicial authorities according to law The restriction of personal freedom has affected or may affect the performance of its obligations under this Contract;

(8) The borrower takes advantage of the false contract with the related parties to exploit the transaction without actual transaction background Gold or credit granting, or intentionally evading the creditor’s rights of the lender through related party transactions;

(9) The borrower has or may close, dissolved, liquidated, suspend business for rectification, business license revoked, revoked or applied Please (be filed for) for bankruptcy;

(10) The borrower violates food safety, production safety, environmental protection and other environmental and social risk management Liability accidents, major environmental and social risk events caused by laws, regulations, regulatory regulations or industry standards Affecting the performance of its obligations hereunder;

(11) If the loan under this Contract is issued by credit, the credit rating, profit level, asset-liability ratio, net cash flow of operating activities and other indicators do not meet the credit conditions of the lender; or the borrower establishes the credit or provides guarantee to others without the effective operating assets, which has or may be affected

Performance of its obligations under this Contract;

(12) Other circumstances that may adversely affect the realization of the lender’s claims under the Contract.

10.2 If the Borrower defaults, the Lender has the right to take one or more of the following measures:

(1) Ask the borrower to correct the default behavior within a time limit;

(2) Stop issuing loans and other financing to the borrower according to this Contract and other contracts between the Lender and the borrower Payment, partially or entirely cancel the borrower’s failure to withdraw loans and other financing funds;

(3) To announce the establishment of outstanding loans and other financing funds under other contracts under this Contract and between the Lender and the Borrower Upon maturity, the outstanding amount shall be recovered immediately;

(4) Request the borrower to compensate for the losses caused to the lender due to its default;

(5) Other measures as stipulated by laws and regulations, as agreed herein or deemed necessary by the Lender.

10.3 If the borrower fails to repay the loan due (including being declared to be due immediately), the lender shall have the right to collect the penalty interest at the overdue penalty rate agreed herein from the overdue date. The interest (including penalty interest) that the borrower fails to pay on time shall be fined as overdue Interest rate is calculated as compound interest. The settlement rules of penalty interest / compound interest shall apply to the settlement rules of interest agreed upon in this contract.

10.4 If the borrower fails to use the loan according to the purpose agreed herein, the lender shall have the right to collect the penalty interest on the misappropriated part of the misappropriation of the loan (including the penalty interest) of the loan during the misappropriation of the loan shall be calculated at the penalty interest rate of the loan. The settlement rules of penalty interest / compound interest shall apply to the settlement of the interest agreed upon in this contract Interest rules.

10.5 If the borrower has the circumstances mentioned in Clauses 10.3 and 10.4 above at the same time, the penalty interest rate shall be determined by the preferred person, no Can concurrently.

10.6 If the borrower fails to repay the principal, interest (including penalty interest and compound interest) or other amounts payable of the loan, the loan People have the right to announce the collection through the media.

10.7 Any change in the control or controlled relationship between the affiliated party of the Borrower and the Borrower, or the affiliated party of the Borrower under other circumstances in Article 10.1 other than Item (1) and (2) above, has occurred or may affect the Borrower herein

For the performance of the obligations under the contract, the lender shall have the right to take the measures agreed herein.

Article 11 Automatic cancellation of the loan commitment

11.1 If the Borrower’s credit standing deteriorates, the lender may automatically cancel all uncredit to the Borrower without prior notice A promise to withdraw the loan.

11.2 The occurrence of the Borrower under any of the circumstances described in Articles 10.1 and 10.7 of the second part of this Contract shall constitute the credit of the Borrower The condition deteriorated.

Article 12. Withhold and receive it

12.1 If the Borrower fails to repay the debts due under this Contract (including those declared to be due immediately) as agreed, the Borrower shall Agree that the Lender shall deduct the corresponding amount from all local and foreign currency accounts opened by the borrower in ICBC for repayment until All the debts of the Borrower under this Contract are fully repaid.

12.2 If the deduction amount is inconsistent with the currency of this Contract, it shall be converted at the exchange rate applicable to the lender on the deduction date. The interest and other expenses incurred during the period from the deduction date to the settlement date (the date when the lender will exchange the deducted cost for the actual settlement of the debts under this Contract) and the difference caused by the exchange rate fluctuations during the period shall be borrowed The person bear.

Article 13 Assignment of rights and obligations

13.1 The Lender has the right to assign in part or all of its rights under hereof to a third party without the consent of the Borrower. The Borrower shall not assign any of its rights under this Contract without the written consent of the Lender And obligation.

13.2 the lender or industrial and commercial bank of China co., LTD. (“industrial and commercial bank”) can according to the management needs to authorize or entrust industrial and commercial bank of other branches to perform the rights and obligations under this contract, or the loans under this contract as industrial and commercial bank of other branches to undertake and management, the borrower approved, the lender without the consent of the borrower. Other branches of ICBC undertaking the rights and obligations of the lender shall have the right to exercise all the rights under this Contract The dispute under this Contract shall be brought to the court, submitted for arbitration or applied for enforcement in the name of the agency.

Article 14 Effectiveness, alteration and rescission

14.1 This Contract shall come into force from the date of affixed the official seal or special seal for contract to all the obligations of the borrower under this Contract Termination on the date of completed performance.

14.2 Any change to this Contract shall be made by all parties and in writing. The change terms or agreement shall form a part of this Contract and shall have the same legal effect as this Contract. Except for the modified part, the rest of the Contract shall remain valid, The original clause shall remain in force before the change part takes effect.

14.3 The modification and termination of this Contract shall not affect the right of the contracting parties to claim compensation for losses. Termination of this Contract, No Affect the validity of the relevant dispute resolution clause.

Article 15 Application of law and dispute resolution

The conclusion, validity, interpretation, performance and dispute settlement of this Contract shall be governed by the laws of the People’s Republic of China. Any dispute or dispute arising from or in connection with this Contract shall be settled by both parties through negotiation and shall be settled as agreed herein decide.

Article 16 Confirmation of the service address of the litigation / arbitration documents

16.1 The Borrower confirms that the address recorded on the front page of this Contract is used as the litigation / arbitration document for the dispute under this Contract address for service. Litigation / arbitration documents include but are not limited to summons, notice of hearing, written judgment, written order, conciliation statement and limit Period of performance notice, etc.

16.2 The Borrower agrees that the arbitration institution or the court may use the fax and email recorded on the front page of this Contract to serve the arbitration / charging document.

16.3 The above service agreement shall apply to all stages of first instance, second instance, retrial and execution in arbitration and litigation proceedings. To At the above address of service, the arbitration institution or the court may serve it directly by mail.

16.4 The Borrower shall ensure the authenticity and validity of the address, contact person, fax, E-mail and other information recorded herein this Contract. In case of any change in relevant information, the Borrower shall timely notify the lender in writing, otherwise the service shall be made according to the original address information However, the borrower shall bear the legal consequences arising therefrom.

Article 17, a complete contract

The first part of the Basic Agreement and the second part of the Specific terms of this Contract jointly form a complete working capital

Loan contract, the same words in the two parts have the same meaning. The Borrower is jointly bound by the above two parts.

Article 18. Notice

18.1 All notices from the borrower and the borrower shall be given in writing. Unless otherwise agreed, the two parties shall specify the place of residence specified in this contract as the communication and contact address. If the mailing address or other contact information of any party is changed, it shall be changed Inform the other party in writing.

18.2 If either party refuses to sign or other cases cannot be delivered, the notice shall be notarized or announced Delivery by way.

Article 19 Special provisions on VAT

19.1 The interest and fees paid by the Borrower to the Lender shall be tax inclusive.

19.2 If the borrower requires the lender to issue a VAT invoice, it shall first register the information with the lender, including the full name of the borrower, the taxpayer identification number or social credit code, address, telephone number, bank and account number. The Borrower shall ensure that the relevant information provided to the Lender is true, accurate and complete, and provide relevant supporting materials, specific as required by the Lender

It is required to be issued by the lender through the branch notice or the website announcement.

19.3 If the borrower receives the VAT invoice by itself, it shall provide the lender with the power of attorney with the seal, and specify the ID number of the VAT invoice with the original ID card. If the designated recipient changes, the borrower shall issue the power of attorney with the seal to the lender again. If the borrower chooses to collect the VAT invoice by mail, it shall also provide accurate and available mailing information; if the mailing information is changed, it shall be provided To notify the lender in writing.

19.4 The loan is not due to force majeure such as natural disasters, government behaviors, abnormal social events or tax authorities

If the VAT invoice can be issued in time, the lender has the right to delay the invoice and does not assume any responsibility.

19.5 If the VAT invoice is received or submitted to the third party after the lender is lost, damaged or overdue by the borrower, or the borrower receives the VAT invoice or cannot be deducted after the deadline, the lender shall not Responsible for compensating the borrower for related economic losses.

19.6 due to sales return, taxable service suspension or make out an invoice error, deduction, invoice cannot certification, need to issue VAT red letter special invoice, according to the relevant laws, regulations and policy documents required by the borrower, to the tax authorities submit the scarlet letter VAT special invoice information table, should be submitted by the borrower to the tax authorities the issue, scarlet letter VAT special invoice information table, after the tax authorities audit and notify the lender, the lender issued scarlet letter VAT With the invoice.

19.7 During the performance of this Contract, in case of national tax rate adjustment, the Lender shall have the right to adjust this Contract according to the change of national tax rate agreed price.

Article 20 Other articles

20.1 If the Lender fails to exercise or partially exercises or delays in exercising this right, any right under the Contract shall not constitute such right Or the waiver or alteration of other rights shall not affect the further exercise of such rights or other rights.

20.2 The invalidity or unenforceability of any provision of this Contract shall not affect the validity and enforceability of any other provisions It does not affect the validity of the entire contract.

20.3 The terms “related party”, “related party relationship”, “related party transactions”, “major investor individual” and “key managers” mentioned in this Contract and the Accounting Standards for Business Enterprises promulgated by the Ministry of Finance Affiliate Disclosure (Accounting [2006] No.3) and the same words in the subsequent revision of the Code have the same meaning.

20.4 The environmental and social risks mentioned in this Contract refer to the hazards and related risks that the borrower and its important affiliated parties may bring to the environment and society in the construction, production and operation activities, including energy consumption, pollution, land, health, safety and migration Environmental and social issues related to resettlement, ecological protection and climate change.

20.5 The Lender shall make the retained documents and vouchers for the loan under this Contract in accordance with its business rules, which shall constitute proof The valid evidence of the debt-creditor relationship between the borrower and the borrower shall be binding on the borrower.

20.6 During the term of this Contract, if any promulgation or modification of laws and regulations, national policies or regulatory provisions, If the lender is unable to continue to perform this Contract or some provisions of this Contract, the lender shall have the right to cancel the unissued loan, And to take other measures deemed necessary by the lender in accordance with the relevant provisions.

20.7 In this Contract, (1) any reference to this Contract shall include amendments or additions to this Contract; (2) a clause title only By reference, it does not constitute any interpretation of the Contract or constitute any restriction on the contents and scope under the title.

Both parties confirm that both the borrower and the borrower have fully negotiated all the terms of this contract. The Lender has drawn special attention from the Borrower to the full provisions of the rights and obligations of the parties, made a full and accurate understanding of them, and has addressed the relevant terms at the request of the Borrower

Make explanations and explanations. The Borrower has carefully read and fully understood all of the contract terms (including the first part of the “Basic Agreement”

And the second part of the specific terms), the borrower and the borrower have the same understanding of the terms of this contract and have no objection to the content of the contract.

Contract serial number: 202403220121100097655501, a total of 2 copies